Exhibit 99.1

ChromaDex® Announces $62 Million Ingredient Agreement with Network Marketing Company 5LINX®

- Four Year Deal is for ChromaDex’s NIAGEN™ Nicotinamide Riboside and PURENERGY™ -

IRVINE, Calif. – January 6, 2014 – ChromaDex Corporation® (OTCBB: CDXC), an innovative natural products company that provides proprietary, ingredients and science-based solutions to the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical industries, announced today it has entered into a four year ingredient supply and brand licensing agreement valued at approximately $62 million, with 5LINX®, one of the largest and fastest-growing direct marketing companies in the world.

5LINX® has been granted marketing rights for ChromaDex’s recently launched patented NIAGEN™ Nicotinamide Riboside (NR) for use in dietary supplements exclusively in the network marketing sales channel in the United States, Canada and Philippines.  Under the terms of the agreement, 5LINX® must purchase from ChromaDex $2.1 million of NIAGEN™ in 2014, and an aggregate of $46 million of NIAGEN™ from 2015 through 2017.  NIAGEN™ is the first and only commercially available brand of NR, which is found naturally in trace amounts in milk and other foods and is a more potent, no-flush version of Niacin (vitamin B3). Published research has shown that NR is perhaps the most potent precursor to NAD+ in the mitochondria of animals. NAD+ is arguably the most important cellular co-factor for improvement of mitochondrial performance and energy metabolism.

5LINX® has also been granted marketing rights for ChromaDex’s recently launched patented PURENERGY™ for use in dietary supplements, with select exclusively in the network marketing sales channel in the U.S., Canada and Philippines.  Under the exclusive network marketing channel agreement, 5LINX® must purchase from ChromaDex $520,000 of PURENERGY™ in 2014 and an aggregate of $14 million of PURENERGY™ from 2015 through 2017. ChromaDex’s PURENERGY™ caffeine alternative is a patented co-crystal ingredient comprised of caffeine and ChromaDex's pTeroPure® pterostilbene, a potent anti-oxidant found in blueberries. The first human study of PURENERGY™ demonstrated PURENERGY™ delivers 30 percent more caffeine, stays in the blood stream longer, and is absorbed more slowly than ordinary caffeine. With PURENERGY™, formulators of energy products may have the ability to reduce the total amount of caffeine in their products by as much as 50% without sacrificing consumers’ expectations from such products.

“The health and wellness stories behind NIAGEN™ and PURENERGY™ make each ingredient ideal candidates for us to launch a suite of wellness products that will accelerate the growth in our new wellness segment,” says Craig Jerabeck, CEO of 5LINX®.  “We view this deal as an incredible opportunity for 5LINX® to be among the first to offer dietary supplements featuring NIAGEN™ Nicotinamide Riboside and PURENERGY™.”

Frank Jaksch, ChromaDex Founder and CEO, states “We believe the network marketing channel is ideal for the early development and adoption of NIAGEN™ and PURENEGY™-based health and wellness products.  We are impressed with the historical success that Craig and his 5LINX® management team have demonstrated in building a long-term sustainable sales and marketing network, and becoming recognized as one of the largest and fastest-growing direct marketing companies in the world.”

About NIAGEN™ Nicotinamide Riboside (NR):

ChromaDex’s NIAGEN™ has the potential to be a next generation Niacin (Vitamin B3) and become part of the portfolio of B-vitamin ingredients that are included in products serving multi-billion dollar markets such as multi-vitamins, nutraceuticals, weight-loss, energy drinks, sports nutrition, meal replacements, infant formula, food and beverage products.

NIAGEN™ is the first and only commercially available brand of NR. Over the past two years, ChromaDex has built a significant patent portfolio pertaining to NR by separately acquiring patent rights from Cornell University, Dartmouth College and Washington University.  ChromaDex believes its patent rights create a significant and meaningful barrier to entry for would-be competitors in the NR market.

Sometimes referred to as the "Miracle Molecule" or "Hidden Vitamin," NR is found naturally in trace amounts in milk and other foods and is a more potent, no-flush version of Niacin (vitamin B3). The beneficial effects of NR in humans include increased anti-aging, fatty acid oxidation, mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blocking muscle degeneration.

Published research has shown that NR is perhaps the most potent precursor to NAD+ in the mitochondria of animals. NAD+ is arguably the most important cellular co-factor for improvement of mitochondrial performance and energy metabolism. Mitochondria also play an important part in the aging process. It is hoped that by stimulating mitochondrial function with the NR molecule, scientists may see increased longevity as well as other health improvements. Researchers worldwide continue seminal discoveries in providing evidence for unique properties of NR in neuroprotection,sirtuin activation, protection against weight gain on high fat diet and improvement of blood glucose and insulin sensitivity.

A study by researchers from Harvard Medical School in conjunction with the National Institute on Aging was published in December 2013 in CELL regarding the effect that increased levels of NAD+ has on the aging process.

Findings from another recent study by Weill Cornell Medical College and the Ecole Polytechnique Federale de Lausanne, Switzerland researchers showed mice on a high-fat diet that were fed NR gained 60 percent less weight than mice eating the same high-fat diet without NR. Moreover, unlike the mice that were not fed NR, none of the NR-treated mice had indications that they were developing diabetes and they had improved energy and lower cholesterol levels, all without side effects. The Swiss researchers were quoted as saying the effects of NR on metabolism "are nothing short of astonishing."

About PURENERGY™:

ChromaDex’s PURENERGY™ is a novel, patented next-generation functional caffeine alternative derived from the technology-driven fusion of caffeine and ChromaDex’s patented pTeroPure® pterostilbene. The first human study of PURENERGY™ demonstrated PURENERGY™ delivers 30% more caffeine, stays in the blood stream longer, and is absorbed more slowly than ordinary caffeine. With PURENERGY™, formulators of energy products may have the ability to reduce the total amount of caffeine in their products by as much as 50% without sacrificing consumers’ expectations from such products.  Clinical studies show the ingredient provides a rapid and sustained energy boost for at least 6 hours and the potential for a more moderated and gradual finish, preventing the “crash” experienced with caffeine products.

In addition to being a caffeine alternative, PURENERGY™ has additional health benefits stemming from its co-crystal formulation with pTeroPure® pterostilbene, which has shown great promise for supporting heart health, cognitive function, anti-aging, weight loss and other metabolic disorders. pTeroPure® was named the 2010 North American Most Promising Ingredient of the Year by the independent research company Frost & Sullivan.

About 5LINX®:

5LINX® offers a unique work from home business opportunity based on essential products and services people use every day.  5LINX® distributes its products and services through a network of dedicated independent marketing representatives. 5LINX® has earned the distinction as being recognized by Inc. Magazine as one of the 5,000 fastest-growing privately-held companies in the country for the last eight years.  In 2012 and 2013, 5LINX® was named to the Global 100 List compiled by Direct Selling News, the premier direct sales industry magazine, making 5LINX® one of the 100 largest direct sales companies in the world.

About ChromaDex®:

ChromaDex® is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting). The company provides seamless science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries. The ChromaDex ingredient technologies unit includes products backed with extensive scientific research and intellectual property. Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G™, a natural black rice containing cyanidin-3-glucoside; PURENERGY™, a caffeine-pTeroPure co-crystal; and NIAGEN™, its recently launched branded nicotinamide riboside, a novel next-generation B vitamin. To learn more about ChromaDex, visit www.chromadex.com.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, ability to protect our intellectual property rights, impact of any litigation or infringement actions brought against us, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

ChromaDex Media Inquiries:
Beckerman PR
Jerry Schranz
201-465-8020
jschranz@beckermanpr.com

ChromaDex Investor Contact:
The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425- 242-0891
scott@alexpartnersllc.com

ChromaDex Company Contact:
Laura Carney, Executive Assistant
949-419-0288
laurac@chromadex.com

5LINX Company Contact:
William Faucette, Jr.
Vice-President of North American Sales
585-576-4023
wfaucette@5linx.com

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

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